                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                   FORM 8-K/A



                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                                  May 24, 1999
                Date of Report (Date of earliest event reported)




                                    8X8, INC.
             (Exact name of registrant as specified in its charter)



             Delaware                       333-15627                    77-0142404
  --------------------------------  -------------------------       --------------------
   (State or other jurisdiction      (Commission File Number)         (I.R.S. Employer
         of incorporation)                                          Identification No.)


                           2445 Mission College Blvd.
                          Santa Clara, California 95054
                    (Address of principal executive offices)

                                 (408) 727-1885
              (Registrant's telephone number, including area code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        On May 24, 1999, 8x8, Inc. ("8x8) acquired from the holders of the capital stock of Odisei S.A., a French corporation ("Odisei"), all but six of their shares of Odisei pursuant to a Stock Exchange Agreement ("Exchange Agreement"), dated as of May 13, 1999, among 8x8, Odisei, and the Security Holders (as defined in the Exchange Agreement) (the "Acquisition"). As a result of the Acquisition, 8x8 became the owner of 99.99% of the issued and outstanding shares of Odisei common stock and each outstanding share of Odisei common stock was exchanged for four newly issued shares of 8x8's common stock. 8x8 issued 2,867,976 shares of common stock in the aggregate pursuant to the Acquisition. 8x8 has filed a Registration Statement on Form S-3 to register the shares.

        In addition, 8x8 deposited $2,692,211 into escrow to indemnify the Odisei stockholders for certain French tax obligations incurred by them in connection with the exchange of their Odisei shares for 8x8 shares. The escrow arrangement terminated when the Registration Statement on Form S-3 filed with respect to the 8x8 shares issued to the Odisei Security Holders became effective.

        The terms of the Exchange Agreement and the other agreements, instruments and documents contemplated by the Exchange Agreement were the result of arm's-length negotiations among the parties.

        The Exchange Agreement and agreements related thereto are included with this Current Report on Form 8-K as Exhibit 2.1. The foregoing description of the Acquisition is qualified in its entirety by reference to such Exhibit. In addition, copies of 8x8's press releases announcing the signing and closing of the Exchange Agreement are included as Exhibits 99.1 and 99.2 hereto.

        In this Current Report on Form 8-K/A, 8x8 is providing the Financial Statements of Odisei and certain pro forma financial information.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

               (a) Financial statements of Business Acquired. The financial statements of Odisei have been included as Exhibit 99.3.

               (b) Pro Forma Financial Information. The following unaudited pro forma condensed combined financial statements give effect to the acquisition by 8x8 of Odisei, a company in the development stage, using the purchase method of accounting in accordance with generally accepted accounting principles. 8x8 is considered the accounting acquirer. The unaudited pro forma condensed combined financial statements are based upon the historical financial statements of the respective companies. The unaudited pro forma condensed combined balance sheet assumes that the acquisition took place on March 31, 1999 and combines Odisei's March 31, 1999 historical balance sheet with 8x8's March 31, 1999 historical consolidated balance sheet. The unaudited pro forma condensed combined statements of operations for the twelve months ended March 31, 1999 assume the acquisition took place as of April 1, 1998 and combine 8x8's consolidated statement of operations for the year ended March 31, 1999 with Odisei's statement of operations from April 1, 1998 to March 31, 1999. The unaudited pro forma condensed combined financial statements are based on the estimates and assumptions set forth in the notes to such statements. The pro forma adjustments are based on a preliminary valuation of Odisei, that has yet to be finalized, made in connection with the development of the pro forma information for illustrative purposes to comply with the disclosure requirements of the Securities and Exchange Commission. The pro forma adjustments included in the unaudited pro forma condensed combined financial statements may be revised upon the finalization of the valuation of the net assets acquired by 8x8. The unaudited pro forma condensed combined financial statements do not purport to be indicative of the results of operations for future periods or the combined financial position or results that would have been realized had the companies been a single entity during this period. These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and related notes thereto of Odisei, which are included elsewhere herein, and the historical consolidated financial statements of 8x8 included in 8x8's March 31, 1999 Annual Report on Form 10-K previously filed with the Securities and Exchange Commission.

                                    8X8, INC


         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                            YEAR ENDED MARCH 31, 1999
                     (In thousands, except per share data)


                                                                                               PRO FORMA         PRO FORMA
                                                                  8X8, INC.     ODISEI S.A.   ADJUSTMENTS       COMBINED (C)
Product revenues                                                  $ 26,189      $      --       $     --          $ 26,189

License and other revenues                                           5,493             --             --             5,493
                                                                  --------       --------       --------          --------
    Total revenues                                                  31,682             --             --            31,682
                                                                  --------       --------       --------          --------
Cost of product revenues                                            24,199             --             --            24,199
Cost of license and other revenues                                      82                                              82
                                                                  --------       --------       --------          --------
   Total cost of revenues                                           24,281             --             --            24,281
                                                                  --------       --------       --------          --------
Gross profit                                                         7,401             --             --             7,401
                                                                  --------       --------       --------          --------

Operating expenses:
    Research and development                                         9,922            444             --            10,366
    Selling, general and administrative                             17,712            120             --            17,832
    Compensation expenses related to grants of stock options            --            741             --               741
    Amortization of intangibles                                         --             --            746(a)            746
                                                                  --------       --------       --------          --------
        Total operating expenses                                    27,634          1,305            746            29,685

Loss from operations                                               (20,233)        (1,305)          (746)          (22,284)

Other income/(expense), net                                          1,009             (1)            --             1,008
                                                                  --------       --------       --------          --------

Loss before income taxes                                           (19,224)        (1,306)          (746)          (21,276)

(Benefit) provision for income taxes                                    --             --             --                --
                                                                  --------       --------       --------          --------

Net loss                                                          $(19,224)      $ (1,306)      $   (746)         $(21,276)
                                                                  ========       ========       ========          ========

Net loss per share:
    Basic and diluted                                             $  (1.28)                                       $  (1.20)

Shares used in per share calculations:
    Basic and diluted                                               15,018                                          17,705(b)

       See accompanying Notes to Unaudited Pro Forma Condensed Combined
                              Financial Statements

                                    8X8, INC


              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 MARCH 31, 1999
                                 (In thousands)

                                                                        ODISEI        PRO FORMA        PRO FORMA
                                                         8X8, INC.       S.A.        ADJUSTMENTS        COMBINED

ASSETS
Current assets:
    Cash and cash equivalents                            $ 15,810      $      3      $      --          $ 15,813
    Accounts receivable, net                                5,886             9             --             5,895
    Inventory                                               3,915            --             --             3,915
    Prepaid expenses and other current assets                 878             2             --               880
                                                         --------      --------       --------          --------
        Total current assets                               26,489            14             --            26,503
    Property and equipment, net                             2,163            33             --             2,196
    Intangible assets                                          --            --          3,597(a)          3,597
    Deposits and other assets                                  57             8             --                65
                                                         --------      --------       --------          --------
                                                         $ 28,709      $     55       $  3,597          $ 32,361
                                                         ========      ========       ========          ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable                                     $  1,917      $     18             --          $  1,935
    Accounts payable to related parties                        --            80             --                80
    Accrued compensation                                    1,236            65             --             1,301
    Accrued warranty                                        1,043            --             --             1,043
    Deferred revenue                                        4,089           100             --             4,189
    Other accrued liabilities                               1,190            91            112(b)          1,393
    Income taxes payable                                      411            --             --               411
    Current portion of capital lease obligations               --             8             --                 8
                                                         --------      --------       --------          --------
        Total current liabilities                           9,886           362            112            10,360

    Capital leases obligations, less current portion           --            11             --                11
                                                         --------      --------       --------          --------

        Total liabilities                                   9,886           373            112            10,371
                                                         --------       --------       --------          --------
                                                                                        13,267(d)
                                                                                       (10,100)(c)
                                                                                           318(e)
Total stockholders' equity                                 18,823          (318)         3,485            21,990
                                                         --------      --------       --------          --------
                                                         $ 28,709      $     55       $  3,597          $ 32,361
                                                         ========      ========       ========          ========

       See accompanying Notes to Unaudited Pro Forma Condensed Combined
                              Financial Statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.      The Acquisition

        The pro forma condensed combined financial statements reflect the acquisition of Odisei on May 24, 1999 for 2,868,000 shares of 8x8
        Common Stock. In addition, 8x8 issued approximately 154,000 8x8 options in exchange for certain Odisei options outstanding. The purchase price of the acquisition of $13,379,000, which includes $112,000 of estimated acquisition related costs and $648,000 for the exchange of Odisei options for 8x8 options, was used to acquire the net assets of Odisei. The purchase price for pro forma purposes has been allocated to tangible assets acquired and liabilities assumed based on the book value of Odisei's current assets and liabilities, which management believes approximates their fair value. In addition, 8x8 management has engaged an independent appraiser to value the intangible assets, including amounts allocated to Odisei's in-process research and development. The in-process research and development relates to Odisei's initial product for which technological feasibility has not been established and has been estimated utilizing a stage of completion approach. The resulting estimated net cash flows have been discounted at a rate of 27%. This discount rate was based on the estimated cost of capital plus an additional discount for the increased risk associated with in-process technology. The appraisal process is currently underway and, based on the preliminary appraisal, the value of the acquired Odisei in-process research and development, which will be expensed immediately, is $10.1 million. The actual amount of acquired in-process research and development may differ from this estimate. The excess of the purchase price over the net tangible and intangible assets acquired and liabilities assumed has been allocated to goodwill. The allocation of the purchase price is as follows (in thousands):


               In process research and development            $ 10,100
               Workforce                                           200
               Odisei net tangible liabilities                    (318)
               Goodwill                                          3,397

                                                              --------
                                                              $ 13,379

                                                              ========


2.      Unaudited Pro Forma Condensed Combined Statement of Operations

        The following adjustments were applied to the historical statements of operations for 8x8 and Odisei for the year ended March 31, 1999 to arrive at the unaudited pro forma condensed combined statement of operations as though the acquisition took place on April 1, 1998:

        (a) To reflect amortization of the fair values of the goodwill and workforce over periods of five and three years, respectively.

        (b) Shares used in the per share calculation reflect 2,868,000 shares issued to shareholders (less approximately 181,000 unvested restricted common shares issued to Odisei) as if they were outstanding from the beginning of the period presented. Basic and diluted weighted average shares outstanding are the same in each period because of the pro forma combined net loss.

        (c) The one time charge to expense for the fair value of the in-process research and development has been excluded from the unaudited pro forma condensed combined statement of operations since it is a non-recurring charge.

2.      Unaudited Pro Forma Condensed Combined Balance Sheet

        The following adjustments were applied to the historical balance sheet of 8x8 and Odisei at March 31, 1999 to arrive at the pro forma condensed combined balance sheet:

        (a) To record intangible assets acquired at their fair values, as follows (in thousands):

               Workforce                               $  200
               Goodwill                                 3,397
                                                       ------

                                                       $3,597
                                                       ======

        (b) Adjustment to record the estimate of transaction costs related to the acquisition. Estimated costs include all costs directly incurred as a result of the agreement including, but not limited to, accounting and attorney fees, consultants and other miscellaneous items.

        (c) To reflect the one time charge for the acquired in-process research and development charges of $10,100,000.

        (d) To record the increase in stockholders' equity of 8x8 as a result of the issuance of common shares and valuation of the 8x8 options issued to Odisei.

        (e) To eliminate the stockholder's deficit of Odisei as a result of the purchase transaction.

(c)     Exhibits.

        Exhibit Number       Description
        --------------       -----------
        2.1                  Stock Exchange Agreement, dated as of May 13, 1999,
                             by and among 8x8, Inc., Odisei S.A. and the
                             Security Holders named therein and the agreements
                             related thereto (filed as Exhibit 2.1 to 8x8's
                             Current Report on Form 8-K for an event dated May
                             24, 1999, filed on June 7, 1999, and incorporated
                             herein by reference).

        23.1 Consent of KPMG Fiduciaire de France, independent auditors of Odisei S.A.

        99.1                 Press release dated May 13, 1999 (filed as Exhibit
                             99.1 to 8x8's Current Report on Form 8-K for an event dated May 24, 1999, filed on June 7,1999, and incorporated herein by reference.

        99.2                 Press release dated May 25, 1999 (filed as Exhibit
                             99.2 to 8x8's Current Report on Form 8-K for an event dated May 24, 1999, filed on June 7, 1999, and incorporated herein by reference).

        99.3                 Financial Statements of Business Acquired.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        8X8, INC.


Dated: August 9, 1999
                                        By: /s/ Sandra Abbott
                                            ------------------------------------
                                            Sandra L. Abbott
                                            Chief Financial Officer and
                                            Vice President of Finance

                                 EXHIBIT INDEX



        Exhibit Number       Description
        --------------       -----------
        2.1                  Stock Exchange Agreement, dated as of May 13, 1999,
                             by and among 8x8, Inc., Odisei S.A. and the
                             Security Holders named therein and the agreements
                             related thereto (filed as Exhibit 2.1 to 8x8's
                             Current Report on Form 8-K for an event dated May
                             24, 1999, filed on June 7, 1999, and incorporated
                             herein by reference).

        23.1 Consent of KPMG Fiduciaire de France, independent auditors of Odisei S.A.

        99.1                 Press release dated May 13, 1999 (filed as Exhibit
                             99.1 to 8x8's Current Report on Form 8-K for an event dated May 24, 1999, filed on June 7, 1999, and incorporated herein by reference.

        99.2                 Press release dated May 25, 1999 (filed as Exhibit
                             99.2 to 8x8's Current Report on Form 8-K for an event dated May 24, 1999, filed on June 7, 1999, and incorporated herein by reference).

        99.3                 Financial Statements of Business Acquired.